SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 26, 2009

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President

On January 26, 2009, Internet Capital Group, Inc. ("ICG") announced the promotion of Douglas A. Alexander, effective as of such date, to the position of President of ICG. Prior to his appointment as President, Mr. Alexander served as a Managing Director of ICG. Mr. Alexander's employment relationship with ICG continues to be governed by an Employment Agreement, dated as of April 18, 2007 (as amended by Amendment 2008-1 to the Employment Agreement, dated as of December 18, 2008). Copies of Mr. Alexander's Employment Agreement and Amendment 2008-1 to the Employment Agreement are attached as exhibits to and described in Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on April 18, 2007 and December 18, 2008, respectively, and are incorporated herein by reference. Additional information regarding Mr. Alexander's background and relationship with ICG is contained in ICG's most recent annual Proxy Statement on Schedule 14A, which was filed with the SEC on April 28, 2008 and is incorporated herein by reference.

Walter W. Buckley, III, ICG's Chairman and Chief Executive Officer, resigned from the position of President of ICG, effective as of January 26, 2009, to allow for the appointment of Mr. Alexander.

A copy of the press release announcing Mr. Alexander's promotion is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:
Exhibit No.	Description
99.1	Press Release of Internet Capital Group, Inc. dated January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: January 30, 2009	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Internet Capital Group, Inc. dated January 26, 2009